Exhibit 99.4

Martin Ellis & Jim Dennedy Script for Analyst/Investor & Employee Conference Call (May 31, 2011)

CHORUS CALL OPERATOR:

Good morning, and welcome to the Agilysys Conference Call. For your information, all participants will be in a listen-only mode.

Before we begin, the Company would like to remind you that statements made during this conference call, which are not historical fact, may be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied. In addition, this conference call contains time-sensitive information that reflects management’s best analysis as of the date of this live call. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this call. For further information concerning issues that could materially affect financial performance related to forward looking statements, please refer to the risk factors outlined in the company’s release issued today and in its corporate filings with the Securities and Exchange Commission.

If you should need assistance during the conference, please signal an operator by pressing star, then zero on your touch-tone phone. This conference call is being recorded.

[OPERATOR INSTRUCTIONS]

At this time, I would like to turn the conference over to Mr. Martin Ellis, President and CEO of Agilysys. Mr. Ellis?

MARTIN ELLIS:

Good morning and thank you for joining us today. This morning we announced that Agilysys has entered into a definitive agreement to sell our Technology Solutions business to OnX, a leading IT solutions provider. If you haven’t seen our news release announcing the agreement, you can find it on our website.

Also, as noted in the release, I have decided to step down as president and CEO, and Jim Dennedy, a current member of our Board of Directors, will assume the role of interim president and CEO. In a few minutes, Jim will speak to you about Agilysys and its strategy and opportunities going forward.

Jim and I wanted to take this time to speak to you directly about why we made the decision to sell TSG.

As you know, the mandate of our Board of Directors is to act in the best interests of all shareholders by reviewing and evaluating strategic alternatives on a regular basis. Following a comprehensive strategic review, our Board determined that monetizing the value of TSG would be the best way to unlock additional value for Agilysys shareholders and allow Agilysys to move forward as a more tightly focused and higher-margin business serving the hospitality and retail industries.

Having pursued a comprehensive sale process, we have agreed to sell TSG to OnX for $64 million in cash. The purchase price is subject to a working capital adjustment and we do not anticipate having to pay tax on the proceeds. As result, following the close of the transaction, Agilysys will be debt-free and we expect to have in excess of $120 million in cash on hand. Jim will discuss use of proceeds further.

The sale requires the approval of two-thirds of our shareholders. MAK, our largest shareholder, owns approximately 31% of the outstanding shares, and will be voting in favor of the sale of TSG to OnX. We expect the transaction to close during our second quarter ending September 30, 2011.

As a result of this transaction, the ongoing business, with revenues in excess of $200 million, and gross margins of approximately 38%, will be very well positioned to leverage its growth as a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries.

While the Company will be focused on exciting opportunities going forward, I am confident that TSG’s 25 years of successfully delivering unsurpassed service to customers will continue with OnX. We believe we found a very strong and strategic buyer in OnX, and this will further enhance TSG’s ability to thrive in a rapidly changing marketplace. OnX is a leading IT solutions provider focused on designing and delivering mission-critical data center solutions, and it clearly recognizes the intrinsic value of TSG, including its talented professionals. This is a tribute to all of the employees who have built the business into what it is today. The outlook is bright for both TSG and the remaining hospitality and retail businesses.

As I mentioned earlier, after eight years and several multi-year restructuring efforts, I am stepping down as president and CEO, but will continue to serve as special advisor to our chairman, Keith Kolerus, until our annual shareholder meeting on July 28.

I would like to introduce you to Jim Dennedy, who will serve as interim president and CEO. Jim has been a member of our Board of Directors since 2009. He has served on the Board’s audit committee and on the special committee that oversaw the sale of TSG. Before taking on this new position with Agilysys, Jim was a principal and chief investment officer of a New York-based hedge fund focused on small and microcap investments. Prior to that, he was president and chief executive officer of Engyro Corporation, an enterprise software company that provided software solutions to help organizations reduce the cost of IT management.

Jim is very knowledgeable about our business and the industry, and he brings extensive experience in operations, capital markets, and mergers and acquisitions.

Now, let me turn the call over to Jim.

JIM DENNEDY:

Thank you, Martin, and on behalf of the Board and everyone at Agilysys, I want to express our appreciation for all you have accomplished in your eight years with the Company.

I look forward to leading Agilysys through this important period, as we transition to a smaller but financially more flexible Company, and continue our strategic pursuit of value creation. Our Board believes that focusing all of the organization’s energy and resources on the remaining business will enable the Company to provide greater value to our customers and shareholders, a stronger partner for our suppliers and a more dynamic environment for our personnel.

Following the divestiture of TSG, we will be able to devote all our resources to the higher-margin hospitality and retail solutions businesses. Profitable growth will be fueled by our newly released technology solutions, along with our more tightly focused strategy and improved alignment of operating expenses with the businesses. I am confident in our ability to deliver improved operating and financial results, to grow the business profitably, and to return significant capital to our shareholders.

For our employees, I realize there may be uncertainties right now. Many decisions about the ongoing operations of TSG will be influenced by OnX, and, of course, we can’t speak for them, but I know they are very focused on a smooth transition. I must remind everyone that we are limited by law in what we can say about the transaction because it still requires shareholder approval. As a result, we will not have a Q&A session after this call. We have, however, developed a written Q&A that will be filed as an 8K with the SEC and available to all for review.

As we move forward, we will focus on three key objectives:

•	Improving the operating and financial performance of our core retail and hospitality businesses;

•	Profitably growing these core businesses; and

•	Making select investments to enhance our core offerings.

We will achieve these objectives through a tighter coupling and management of the operating expenses of the business – and this means sharpening the focus of our spending to concentrate on growth opportunities that will bring the highest returns. To that end, we are in the process of developing a business plan to more efficiently address the opportunities available in the key markets our RSG and HSG businesses serve. This business plan will address not only investments in the business but also how we can reduce the corporate expense of servicing our businesses, including reducing our facilities’ footprint.

In fiscal year 2011, which ended March 31, 2011, HSG unaudited revenues increased approximately 12%. Growth in verticals such as food service, higher education, cruise lines and restaurants resulted in a broader customer base for

HSG. In fact, its top two customers for fiscal 2011 were from outside the gaming industry, its historical core market. Other recent developments include the signing in May 2011 of a new contract in excess of $1 million involving three casinos; recent contract signings for Guest 360™ – Agilysys’ leading-edge property management system – with several boutique hotels and casinos; and a new contract with a major food service customer in China as the business continues to expand in international markets.

RSG also continues its strategic growth, highlighted by the recent signing of the largest multi-year contract in its history, worth more than $40 million over the next 24 months. In addition, RSG’s mobile point-of-sale system recently was approved by two major specialty retailers; a major supermarket chain has engaged RSG for a comprehensive new point-of-sale solution project; and RSG replaced a competitor in one of the largest convenience store franchises in the United States.

As I said earlier, I am confident in our ability to deliver improved operating and financial results, and these recent achievements are just a few examples of how we will continue to succeed going forward. As for use of cash, improving operating performance and returning capital to shareholders will be our top priorities for how we think about using the cash on hand. To that end, the priorities for the use of cash will be funding our working capital needs, making select investments in the businesses and returning excess cash to shareholders as prudently as possible.

I will now turn the call back over to Martin.

MARTIN ELLIS:

Thank you, Jim. During this transition period, we will continue to devote our efforts to providing the high level of service that all Agilysys customers and suppliers have come to expect. We will focus on ensuring a smooth transition for both TSG and Agilysys as we prepare for an exciting future as a focused hospitality and retail solutions business.

Thank you again for joining us on this conference call.

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Additional Information

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Agilysys Inc., 28925 Fountain Parkway, Solon, Ohio, 44139, Attention: Treasurer.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on June 25, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed transaction, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Forward-Looking Language

This conference call script contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this conference call script and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences related to the concentrated ownership of our outstanding shares by MAK Capital, unanticipated deterioration in economic and financial conditions in the United States and around the world or the consequences, and uncertainties associated with the proposed sale of the Company’s TSG business to OnX Enterprise Solutions, including uncertainties related to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys website.